Exhibit 10.3

Execution Version

LETTER AGREEMENT REGARDING SECURITIES PURCHASE AGREEMENT

This Letter Agreement (“Letter”), dated as of August 7, 2024, is made between CFIC-2015 NV FAMILY INVESTMENTS, LLC (the “Buyer”) and NKGEN BIOTECH, INC. (the “Company”).

WHEREAS, the Company has entered into that certain Securities Purchase Agreement, dated August 7, 2024, by and between the Company and Buyer (the “Purchase Agreement”);

WHEREAS, pursuant to the Purchase Agreement, the Company has executed an Unsecured Promissory Note in the original principal amount of $2,750,000, dated as of August 7, 2024 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “Original Note”) in favor of the Buyer and issued a common stock purchase warrant to purchase 2,750,000 shares of Common Stock and 2,083,333 shares of Common Stock, to Buyer as additional consideration for the purchase of the Original Note;

WHEREAS, the Company desires to grant Buyer the option, Buyer’s sole discretion, to purchase up to an aggregate principal amount of $2,750,000 of additional unsecured promissory notes in the form attached to the Purchase Agreement as Exhibit A (each a “Note” and together, the “Notes”) in any increment subject to terms and conditions of the Purchase Agreement and issue common stock purchase warrants in the form attached to the Purchase Agreement as Exhibit B (each a “Warrant” and together the “Warrants”) to purchase up to 2,750,000 shares of Common Stock and up to 2,083,333 shares of Common Stock (the “Commitment Shares”), to Buyer as additional consideration for the purchase of the Notes.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. Capitalized terms used and not defined in this Letter shall have the respective meanings given them in the Purchase Agreement.

2. Agreements.

(a) Purchase Notice. Upon the terms and conditions set forth in the Purchase Agreement (including, without limitation, the provisions of Section 6 and Section 7 of the Purchase Agreement), commencing on the date hereof and ending on a the date that is two (2) years from the date hereof, the Buyer shall have the right to offer the Company, by its delivery to the Company of a purchase notice in the form attached hereto as Exhibit A (the “Purchase Notice”) from time to time, to sell to the Buyer Notes in an aggregate principal amount of up to $2,750,000 and issue Warrants to purchase up to 2,750,000 shares of Common Stock and up to 2,083,333 Commitment Shares (each of the Warrants and Commitment Shares to be issued pro rata to the principal amount of each Note), to Buyer as additional consideration for the purchase of the Notes, provided that in no event shall the Company be required to purchase any Buyer Note or issue shares of Common Stock in excess of the Exchange Cap prior to Shareholder Approval for such issuance pursuant to Section 4(r) of the Purchase Agreement. For the avoidance of doubt, no fractional Commitment Shares will be issued, and the Warrants may not be exercised for fractional shares of Common Stock. Any fractional Commitment shares will be rounded to the nearest whole share of Common Stock, subject to a cap of 2,083,333 shares of Common Stock.

(b) Closing Date. The closing of any sale of Notes by the Company to the Buyer after delivery of a Purchase Notice shall occur no later than five (5) business days following the written election by the Company of its desire to sell such Notes to the Buyer after receipt of a Purchase Notice. The term “business day” shall mean any day other than a Saturday, Sunday, or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed. Subject to the satisfaction (or written waiver) of the conditions thereto set forth in Section 6 and Section 7 of the Purchase Agreement as of the date of each Closing Date (as defined below), the date and time of the issuance and sale of the Note pursuant to the applicable Purchase Notice (each a “Closing Date”) shall be on the date that the Purchase Price for such Note is paid by Buyer pursuant to terms hereof.

(c) Form of Payment. On each Closing Date: (i) the Buyer shall pay a purchase price equal to the principal amount of the Note, as specified in the Purchase Notice, minus a 9.090909% purchase discount (the “Purchase Price”) for the Note, to be issued and sold to it at the Closing (as defined below), by wire transfer of immediately available funds to the Company, in accordance with the Company’s written wiring instructions, against delivery of the Note, and (ii) the Company shall deliver such duly executed Note on behalf of the Company, to the Buyer, against delivery of such Purchase Price.

(d) Warrants; Commitment Shares. On or before each Closing Date, the Company shall issue a Warrant to the Buyer pursuant to the terms contained therein as well as Commitment Shares to the Buyer, each to be issued in an amount pro rata to the principal amount set forth in the Purchase Notice, each of which shall be earned in full as of the Closing Date.

(e) Closing. The closing of a Purchase Notice (the “Closing”) shall occur on each Closing Date at such location as may be agreed to by the parties (including via exchange of electronic signatures).

3. No Modifications. Nothing contained in this Letter shall be deemed or construed to amend, supplement or modify the Purchase Agreement or otherwise affect the rights and obligations of any party thereto, all of which remain in full force and effect.

4. Successors and Assigns. This Letter shall be binding upon and inure to the benefit of the parties and their successors and assigns. The Company shall not assign this Letter or any rights or obligations hereunder without the prior written consent of the Buyer. The Buyer may assign its rights hereunder to any “accredited investor” (as defined in Rule 501(a) of the Securities Act of 1933, as amended) in a private transaction from the Buyer or to any of its “affiliates,” as that term is defined under the 1934 Act, without the consent of the Company.

5. Arbitration of Claims; Governing Law; Venue. The Company and Buyer shall submit all Claims (as defined in Exhibit C of the Purchase Agreement) (the “Claims”) arising under this Letter or any other agreement between the Company and Buyer or their respective affiliates or any Claim relating to the relationship of the Company and Buyer or their respective affiliates to binding arbitration pursuant to the arbitration provisions set forth in Exhibit C of the Purchase Agreement (the “Arbitration Provisions”). The Company and Buyer hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on the Company and Buyer hereto and are severable from all other provisions of this Agreement. By executing this Agreement, Company represents, warrants and covenants that Company has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that Company will not take a position contrary to the foregoing representations. Company acknowledges and agrees that Buyer may rely upon the foregoing representations and covenants of Company regarding the Arbitration Provisions. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Company and Buyer consent to and expressly agree that the exclusive venue for arbitration of any Claims arising under this Agreement or any other agreement between the Company and Buyer or their respective affiliates (including but not limited to the Transaction Documents) or any Claim relating to the relationship of the Company and Buyer or their respective affiliates shall be in the State of Delaware. Without modifying the Company’s and Buyer’s mandatory obligations to resolve disputes hereunder pursuant to the Arbitration Provisions, for any litigation arising in connection with this Letter or any of the Transaction Documents (and notwithstanding the terms (specifically including any governing law and venue terms) of any transfer agent services agreement or other agreement between the Company’s transfer agent and the Company, such litigation specifically includes, without limitation any action between or involving Company and the Company’s transfer agent under the Irrevocable Transfer Agent Instructions or otherwise related to Buyer in any way (specifically including, without limitation, any action where Company seeks to obtain an injunction, temporary restraining order, or otherwise prohibit the Company’s transfer agent from issuing shares of Common Stock to Buyer for any reason)), each party hereto hereby (i) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in the State of Delaware, (ii) expressly submits to the exclusive venue of any such court for the purposes hereof, (iii) agrees to not bring any such action (specifically including, without limitation, any action where Company seeks to obtain an injunction, temporary restraining order, or otherwise prohibit the Company’s transfer agent from issuing shares of Common Stock to Buyer for any reason) outside of any state or federal court sitting in the State of Delaware, and (iv) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim, defense or objection to the bringing of any such proceeding in such jurisdiction or to any claim that such venue of the suit, action or proceeding is improper. Notwithstanding anything in the foregoing to the contrary, nothing herein shall limit, or shall be deemed or construed to limit, the ability of the Buyer to realize on any collateral or any other security, or to enforce a judgment or other court ruling in favor of the Buyer, including through a legal action in any court of competent jurisdiction. The Company hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any objection to jurisdiction and venue of any action instituted hereunder, any claim that it is not personally subject to the jurisdiction of any such court, and any claim that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper (including but not limited to based upon forum non conveniens). THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY. The Company irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Letter or any other agreement, certificate, instrument or document contemplated hereby or thereby by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to Company at the address in effect for notices to it under this Letter and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The prevailing party in any action or dispute brought in connection with this Agreement or any other agreement, certificate, instrument or document contemplated hereby or thereby shall be entitled to recover from the other party its reasonable attorney’s fees and costs. If any provision of this Letter shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Letter in that jurisdiction or the validity or enforceability of any provision of this Letter in any other jurisdiction.

6. Counterparts. This Letter may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any party hereto may execute this Waiver by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Waiver electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Waiver.

7. Construction; Headings. This Letter shall be deemed to be jointly drafted by the Company and the Buyer and shall not be construed against any person as the drafter hereof. The headings of this Letter are for convenience of reference and shall not form part of, or affect the interpretation of, this Letter.

8. Severability. In the event that any provision of this Letter is invalid or unenforceable under any applicable statute or rule of law (including any judicial ruling), then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Letter.

9. Entire Agreement; Amendments. This Letter and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Letter or any agreement or instrument contemplated hereby may be waived or amended other than by an instrument in writing signed by the Buyer.

10. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, e-mail or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by e-mail or facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company, to:

NKGEN BIOTECH, INC.

3001 Daimler Street

Santa Ana, CA, 92705

Attention: Paul Song

e-mail: psong@nkgenbiotech.com

If to the Buyer:

CFIC-2015 NV FAMILY INVESTMENTS, LLC

1120 N. Town Center Drive, Suite 150

Las Vegas, NV 89144

Attention: Will Mak

e-mail: CFTCorpLegal@CherngFT.com

11. Third Party Beneficiaries. This Letter is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

12. Electronic Signatures. This Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in .pdf or any other form of electronic delivery (including any electronic signature complying with U.S. federal ESIGN Act of 2000)) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and Buyer have executed and delivered this Letter Agreement as of the date first stated above.

BUYER:

CFIC-2015 NV FAMILY INVESTMENTS, LLC

By:	/s/ Mecky Wong
	Name:	Mecky Wong
	Title:	Manager

[Signature page to Letter Agreement]

COMPANY:

NKGEN BIOTECH, INC.

By:	/s/ Paul Y. Song
	Name:	Paul Y. Song
	Title:	Chief Executive Officer

[Signature page to Letter Agreement]

EXHIBIT A

FORM OF PURCHASE NOTICE

_______, 20__

To: NKGen Biotech, Inc.

In accordance with Section 2(a) of the letter agreement, dated August 7, 2024 (the “Letter Agreement”), between NKGen Biotech, Inc. (the “Company”) and CFIC-2015 NV FAMILY INVESTMENTS, LLC (the “Buyer”), the Buyer hereby provides notice to the Company of a purchase by the Buyer of a Note in the principal amount set forth in this Purchase Notice. Capitalized terms used herein have the meanings set forth in the Letter Agreement.

Principal Amount:

Purchase Price:

BUYER:

CFIC-2015 NV FAMILY INVESTMENTS, LLC

By:
Name:
Title: